UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2008

QUIDEL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

10165 McKellar Court
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 552-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Effective as of February 15, 2008, the board of directors of Quidel Corporation (the “Company”), upon the recommendation of its compensation committee, approved the following: (i) an increase in the annual base salary for certain of the Company’s executive officers, effective March 3, 2008 (the “2008 Annual Base Salaries”); and (ii) the payout of bonuses to certain of the Company’s executive officers per the terms of the Company’s 2007 short-term cash incentive plan (the “2007 Cash Bonus Awards”).   The 2008 Annual Base Salaries and the 2007 Cash Bonus Awards are set forth on Exhibits 10.1 and 10.2 attached hereto, respectively, and are incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)            Exhibits.

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1

2008 Annual Base Salaries for certain of the Company’s Executive Officers, effective as of March 3, 2008.

10.2	2007 Cash Bonus Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  February 21, 2008

QUIDEL CORPORATION

By:	John M. Radak
Name:	John M. Radak
Its:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1

2008 Annual Base Salaries for certain of the Company’s Executive Officers, effective as of March 3, 2008.

10.2	2007 Cash Bonus Awards.